UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 30, 2019

Date of Report (Date of earliest event reported)

Immune Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-54933	59-3226705
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

37 North Orange Ave, Suite 800M, Orlando, FL	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 888-613-8802

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07 Submission of Matters to a Vote of Security Holders.

Immune Therapeutics, Inc., a Florida corporation (the “Company”), sent a Proxy Statement on Schedule 14A to shareholder of the Company on or around April 29, 2019 (the “Proxy Statement”). The Proxy Statement requested shareholders to vote on the following corporate actions (collectively, the “Actions”):

(i)	Authorize the Company to issue up to 10,000,000 shares of preferred stock, and designate 1,000,000 of such preferred shares as Series D Preferred Stock;

(ii)	Effect a reverse stock split of the Company’s issued and outstanding, but not authorized, common stock at a ratio between 800-to-1 and 1,000-to-1, to be determined by the Company’s Board of Directors and effectuated no later than December 31, 2019; and

(iii)	Change the Company’s name to Forte Biotechnology, Inc.

The Company received all votes necessary to approve the Actions on May 30, 2019. This Current Report filed on Form 8-K (the “Current Report”) is being filed solely to announce that the necessary votes have been received. As of the date of this Current Report, none of the Actions have been effected.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNE THERAPEUTICS, INC.

Date: July 1, 2019	By:	/s/ Noreen Griffin
Noreen Griffin, CEO